EXHIBIT 99.1


                                         ANNTAYLOR
                                         ---------
                                         NEWS RELEASE
                                         ------------
                                         142 West 57th St., New York, NY  10019





FOR IMMEDIATE RELEASE
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                  ANN TAYLOR ANNOUNCES JANUARY SALES RESULTS
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                    AND PROVIDES FISCAL YEAR 2003 GUIDANCE
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      New York,  New York,  February  6, 2003 -  AnnTaylor  Stores  Corporation
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(NYSE:  ANN)  announced  today  that  total net sales for the four week  period ended  February 1, 2003  decreased 3.7 percent to  $81,903,000,  from total net sales of $85,037,000 for the four week period ended February 2, 2002.




      Comparable  store sales for the fiscal 2002 January period decreased 10.3 percent,  compared to a  comparable  store sales  increase of 14.6  percent for the same four week  period  last year.  By  division,  comparable  store  sales were down 9.6 percent for Ann Taylor  compared to a 16.2 percent  increase last year,  and down 12.2  percent for Ann Taylor Loft  compared to an 11.8  percent increase last year.




      For the fiscal  quarter ended  February 1, 2003,  the Company's net sales totaled  $352,213,000,  down  5.2  percent  from  $371,386,000  in  the  fourth quarter  of fiscal  2001.  Comparable  store  sales for the  fourth  quarter of fiscal  2002  decreased  12.3  percent,  compared to a  comparable  store sales increase  of 2.1 percent in the fourth  quarter of fiscal  2001.  By  division,

comparable  store sales were down 14.6 percent for Ann Taylor  compared to flat last year and down 7.1 percent  for Ann Taylor Loft  compared to an 8.1 percent increase last year.




      Ann Taylor  Chairman  J.  Patrick  Spainhour  said,  "We expect to report strong  earnings  performance  with  fourth  quarter  earnings  per  share on a diluted  basis  between  $0.34 - $0.35  and full year  earnings  per share on a diluted  basis  between  $1.71 - $1.72.  Our ability to deliver  these  results despite a continuing soft retail  environment  reflects  excellent  controls on operations  and costs,  inventory  management,  and our  success  selling  more product at or near full price."




      Mr. Spainhour continued,  "Sales were affected by lower levels of traffic stemming  from  economic  uncertainty  for the  entire  month  of  January  and extreme cold  temperatures  throughout  the eastern and central  regions of the country  during  the last two weeks of the  month.  Additionally,  at Loft,  we did not  anniversary  our end of season 50 percent off already  reduced  prices promotion in January.  In spite of the difficult  sales  climate,  we continued

to experience  gross margin  improvement in January,  with an  approximate  600 basis  point  improvement  over last  year.  In  addition,  we had a  favorable gross  margin  pick-up at both  divisions  due to the  results of our  year-end physical inventory."


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      "While sales throughout the year were adversely  affected by the sluggish

economic   environment   and  other  factors,   our  ability  to  maximize  the

profitability  of those  sales on our  bottom  line  contributed  to our record

2002 earnings."




      "We expect to follow a similar  formula in the coming  year.  At present,

we believe  that the  consumer  will take a very  cautious  approach to apparel purchases.  Thus,  we will  concentrate  on providing  the customer  with 'must have'  fashion  and  seek to sell  that  merchandise  at  full  price.  We will continue  to manage our  expenses  and our  inventories  carefully,  and,  as a result, hope to deliver another year of record results."




      Inventory levels at the end of January were down  approximately 9 percent

on  a  per  square  foot  basis   compared  to  last  year.   This  follows  an

approximate  15 percent  decrease  in  inventory  levels on a per  square  foot basis  at the  end of  fiscal  December.  Both  comparisons  exclude  inventory attributable  to Ann Taylor Global  Sourcing.  For fiscal year 2003 the Company expects  inventory  levels to be down in the  mid-single  digit  negative range compared to last year.




      For the 2003  Spring  season,  the Company  currently  expects to achieve comparable  store sales flat to last year, with first quarter  comparable store sales  projected to be in the low single  digit  negative to flat range and the second quarter  comparable  store sales projected to be in the low single digit positive  range.  For Fall 2003,  the Company is  projecting  comparable  store sales in the low single digit positive range.




      In 2003, the Company projects a modest  improvement in gross margin and a

slight  decrease  in  selling,   general  and  administrative   expenses  as  a

percentage  of sales for the full  year.  For the  first  quarter  the  Company expects  continued  improvement  in gross  margin and an  increase  in selling,

general and administrative expenses as a percentage of sales.




      The Company  plans to open  approximately  75 - 80 stores  during  fiscal

2003,  comprised of approximately  10 - 15 Ann Taylor stores and  approximately

60 - 65 Ann Taylor Loft  stores.  Total  Company  square  footage  increase for the  fiscal  2003  year is  projected  to be  approximately  12  percent.  This represents an  approximate 4 percent  divisional  square  footage  increase for

Ann Taylor,  and an approximate 28 percent  divisional  square footage increase for Ann Taylor Loft.  In the first  quarter of fiscal 2003,  the Company  plans to open 1 new Ann Taylor  store and 12 new Ann Taylor Loft  stores.  During the second  quarter of 2003,  the Company  plans to open 1 new Ann Taylor store and

7 new Ann Taylor  Loft  stores.  Capital  expenditures  for 2003 are planned at

$85 million,  which  includes  costs for new store build outs,  existing  store renovations and warehouse and information system initiatives.




      Based on the above financial  assumptions  and planned store growth,  the

Company  projects  earnings  per share on a diluted  basis for the 2003  fiscal year to be between  $1.90 and $2.00.  The Company  projects  earnings per share on a diluted  basis for the first and second  quarters  in the range of $0.45 -

$0.47  and  $0.44 - $0.46,  respectively  and in the range of $1.01 - $1.07 for the fall season.

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      During the month of January,  the Company  opened 1 Ann Taylor Loft store and  closed 1 Ann  Taylor  store  and 1 Ann  Taylor  Factory  store.  The total store  count at the end of  fiscal  year  2002 was  584,  comprised  of 350 Ann

Taylor  stores,  207 Ann Taylor Loft stores and 27 Ann Taylor  Factory  stores.

Total store  square  footage  increased  8.1 percent  over the same period last year.




      For the fiscal year 2002 ended  February 1, 2003, the Company's net sales totaled  $1,380,966,000,  up 6.3 percent  from  $1,299,573,000  in fiscal 2001.

Comparable  store sales for fiscal  2002  decreased  3.9 percent  from the same period last year.  Comparable  sales by division  were down 5.3 percent for Ann

Taylor, and down 1.0 percent for Ann Taylor Loft.





      Ann Taylor is one of the country's leading women's  specialty  retailers,

operating  584 stores in 42 states,  the  District of Columbia and Puerto Rico,

and also an Online Store at www.anntaylor.com.
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FORWARD-LOOKING STATEMENTS
Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. The forward-looking statements may use the words "expect", "anticipate", "plan", "intend", "project", "believe" and similar expressions. These forward-looking statements reflect the Company's current expectations concerning future events and actual results may differ materially from current expectations or historical results. Any such forward-looking statements are subject to various risks and uncertainties, including failure by the Company to predict accurately customer fashion preferences; decline in the demand for merchandise offered by the Company; competitive influences; changes in levels of store traffic or consumer spending habits; effectiveness of the Company's brand awareness and marketing programs; general economic conditions or a downturn in the retail industry; the inability of the Company to locate new store sites or negotiate favorable lease terms for additional stores or for the expansion of existing stores; lack of sufficient consumer interest in the Company's Online Store; a significant change in the regulatory environment applicable to the Company's business; an increase in the rate of import duties or export quotas with respect to the Company's merchandise; financial or political instability in any of the countries in which the Company's goods are manufactured; acts of war or terrorism in the United States or worldwide; work stoppages, slowdowns or strikes; and other factors set forth in the Company's filings with the SEC. The Company does not assume any obligation to update or revise any forward-looking statements at any time for any reason.


                                     # # #
   Contact:

   Barry Erdos
   Chief Operating Officer
   (212) 541-3318

   Doreen Riely
   Directory of Investor Relations
   (212) 541-3484


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